Exhibit 10.48

SECOND AMENDMENT TO THE ALION MEZZANINE WARRANT AGREEMENT

     THIS SECOND AMENDMENT TO THE ALION MEZZANINE WARRANT AGREEMENT (the “Amendment”) is made effective as of January 24, 2005, between Alion Science and Technology Corporation, a Delaware corporation (the “Company”), and Bahman Atefi, an individual (“Holder”).

     WHEREAS, the Company, Holder, and Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “Trust”) entered into that certain Alion Mezzanine Warrant Agreement dated as of the 20th day of December 2002 (the “Alion Mezzanine Warrant Agreement”), pursuant to which the Company issued to Holder warrants to purchase Twenty-Two Thousand Sixty-One and Seven-Tenths (22,061.7) shares of the Company’s $0.01 par value per share common stock (“Common Stock”);

     WHEREAS, the Trust is a party to the Alion Mezzanine Warrant Agreement only for the purposes of Sections 6, 7, 15 and 17 through 25 of the Alion Mezzanine Warrant Agreement, and pursuant to Section 18 of the Alion Mezzanine Warrant Agreement, Sections 3(l)(v) and 16(c) may be amended by the mutual written agreement of the Company and Holder, without the need to obtain the Trust’s consent;

     WHEREAS, the Company and Holder entered into that certain First Amendment to the Alion Mezzanine Warrant Agreement effective as of December ___, 2004 (the “First Amendment”), pursuant to which the parties agreed to certain amendments to the Alion Mezzanine Warrant Agreement (as amended by the First Amendment, the “Amended Alion Mezzanine Warrant Agreement”); and

     WHEREAS, the Company and Holder desire to amend Sections 3(l)(v) and 16(c) of the Amended Alion Mezzanine Warrant Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. Amendments to the Amended Alion Mezzanine Warrant Agreement.

          (a) Section 3(l)(v) of the Amended Alion Mezzanine Warrant Agreement is hereby amended by deleting the entire text of Section 3(l)(v) and substituting in lieu thereof:

“interests or rights designated as phantom stock issued or granted by the Company to employees, consultants, officers or directors of the Company or any of its Subsidiaries in accordance with a phantom stock plan to be adopted by the Company’s board of directors after the Effective Date, except for such amount of phantom stock that, at the time of issuance or grant, would cause the aggregate number of shares of phantom stock then outstanding (excluding any shares of phantom stock that have (x) expired, terminated unexercised or become unexercisable, or (y) been forfeited or otherwise terminated, surrendered or cancelled) to be in excess of 2,000,000 shares of phantom stock.”

          (b) Section 16(c) of the Amended Alion Mezzanine Warrant Agreement is hereby amended by deleting the entire text of Section 16(c) and substituting in lieu thereof:

“The Company will not issue shares of phantom stock that cause the number of shares of outstanding phantom stock (excluding any shares of phantom stock that have expired, terminated unexercised, or become unexercisable, or that have been forfeited or otherwise terminated, surrendered or cancelled), at the time of issuance, to be in excess of 2,000,000 shares of phantom stock.”

     2. Confirmation of Waiver and Releases. Holder hereby reaffirms, ratifies and confirms the provisions of Section 2 of the First Amendment, including without limitation, the waivers and releases granted to and/or given for the benefit of the Company therein.

     3. Remainder of the Amended Alion Mezzanine Warrant Agreement Not Affected. Except as set forth in Section 1 hereof, the terms and provisions of the Amended Alion Mezzanine Warrant Agreement remain in full force and effect without change, amendment, waiver or modification.

     4. Ratification. As modified hereby, the Amended Alion Mezzanine Warrant Agreement and its terms and provisions are hereby ratified for all purposes and in all respects.

     5. Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     6. References. From and after the date provided above, all references to the Amended Alion Mezzanine Warrant Agreement shall be deemed to be references to the Amended Alion Mezzanine Warrant Agreement as modified hereby.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     8. Conflict. In the event of any conflict between the terms of this Amendment and the Amended Alion Mezzanine Warrant Agreement, the terms of this Amendment shall govern.

[Signatures follow on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the date hereof.

Alion Science and Technology Corporation

By:	/s/ Jack Hughes	/s/ Bahman Atefi

Name:	Jack Hughes	Bahman Atefi
Title:	Senior Vice President and
Chief Financial Officer